Exhibit 99.2

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Dated: June 7, 2010

GS CAPITAL PARTNERS VI FUND, L.P.

By:               /s/ Yvette Kosic
Name:          Yvette Kosic
Title:            Attorney-in-fact

GS CAPITAL PARTNERS VI OFFSHORE FUND, L.P.

By:               /s/ Yvette Kosic
Name:          Yvette Kosic
Title:            Attorney-in-fact

GS CAPITAL PARTNERS VI PARALLEL, L.P.

By:               /s/ Yvette Kosic
Name:          Yvette Kosic
Title:            Attorney-in-fact

GS CAPITAL PARTNERS VI GMBH & CO. KG

By:               /s/ Yvette Kosic
Name:          Yvette Kosic
Title:            Attorney-in-fact

GSCP VI ADVISORS, L.L.C.

By:               /s/ Yvette Kosic
Name:          Yvette Kosic
Title:            Attorney-in-fact

GSCP VI OFFSHORE ADVISORS, L.L.C.

By:               /s/ Yvette Kosic
Name:          Yvette Kosic
Title:            Attorney-in-fact

GS ADVISORS VI, L.L.C.

By:               /s/ Yvette Kosic
Name:          Yvette Kosic
Title:            Attorney-in-fact

PVF HOLDINGS LLC

By:               /s/ Brian Shore
Name:          Brian Shore
Title:            Associate General Counsel, Chief Compliance Officer and Corporate Secretary

McJUNKIN RED MAN HOLDING CORPORATION

By:               /s/ Brian Shore
Name:          Brian Shore
Title:            Associate General Counsel, Chief Compliance Officer and Corporate Secretary